EXHIBIT 21.1

OSTEOLOGIX, INC.
SUBSIDIARY LIST

Name	State or Country of Incorporation	Percentage Owned
Osteologix Aps *	Denmark	100%

* Osteologix Aps was formerly incorporated in Denmark as Osteologix A/S